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                                                                 EXHIBIT 5.2

                                   LAW OFFICES
                                  BARTZ & BARTZ
                           A PROFESSIONAL ASSOCIATION

                               SOUTHDALE OFFICE CENTRE
                      6750 FRANCE AVENUE SOUTH, SUITE 350
MARY A. BARTZ                EDINA, MINNESOTA 55435
R. JOHN BARTZ            TELEPHONE (612) 920-3959   TELECOPIER (612) 920-6494



Securities Commissioner                                     February 20, 1998
Securities and Exchange Commission
450 5th Street NW
Washington, DC. 20549





Dear Commissioner,

     We have acted as counsel to TrueTraks, Incorporated, a Delaware corporation, in connection with the preparation of a Regulation SB Offering Statement (the "Offering Statement" on Form SB-2, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. The Offering Statement relates to the sale of 200,000 shares of Common Stock, with par value of $.05 ( the "Common Stock") as more particularly described in the Offering Statement.

     In connection therewith, we have examined (i) the Articles of Incorporation and the By-Laws of TrueTraks, Incorporated; (ii) records of the corporate proceedings of TrueTraks, Incorporated with respect to the issuance of shares of Common Stock by TrueTraks, Incorporated; (iii) the Offering Statement; and (iv) and such other documents as we have deemed necessary for the expression of the opinions contained herein.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photo-static copies. As to questions of fact material to this opinion, where such facts have not been independently established by us, and as to the content and form of Articles of Incorporation, By-Laws, minutes and resolutions and other documents or writings, we have relied to the extent we deemed reasonably appropriate, upon representations of corporate officers or certificates of governmental officials. We express no opinion as to compliance with applicable state anti-fraud statutes, rules or regulations concerning the issuance of securities.


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Opinion of Consul
September 29,1997
Page 2 of 2





     Based upon and subject to the foregoing and having due regard for such legal considerations that we deem relevant, we are of the opinion (i) that the Common Stock has been duly authorized for issuance and (ii) that upon payment for, and issuance of, the Common Stock in accordance with the terms of the Offering Statement, the Common stock will be validly issued and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Offering Statement.






Sincerely,

BARTZ & BARTZ, P.A.





/s/ R. John Bartz
Attorney at Law


RJB/cn